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                                                                   EXHIBIT 10.36

                              U.S. Bioscience, Inc.
                  1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

         1. Purpose. U.S. Bioscience, Inc. (the "Company") hereby adopts the U.S. Bioscience, Inc. 1996 Non-Employee Directors Stock Option Plan (the "Plan"). The Plan is intended to encourage ownership of the stock of the Company by directors of the Company who are not employees of the Company and to enhance the Company's ability to retain highly qualified persons to serve as its directors.

         2. Definitions. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

                  (a) "Affiliate" means a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of Section 424(e) or (f) of the Code.

                  (b) "Annual Fees" means the dollar amount that a Non-Employee Director is entitled to receive for serving as a member of the Company's Board of Directors and on any committee of the Company's Board of Directors during the period of approximately one-year beginning on the day after an Annual


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         Meeting Date and ending on the next Annual Meeting Date (which dollar amount is in addition to the automatic grants of stock options which such Non-Employee Director may be entitled to receive under any other stock option plan of the Company).

                  (c) "Annual Meeting Date" means the date of the annual meeting of stockholders of the Company held for the election of directors in any calendar year, commencing in 1997.

                  (d) "Board of Directors" or "Board" means the Board of Directors of the Company.

                  (e) "Change of Control" shall have the meaning as set forth in
Section 8 of the Plan.

                  (f) "Code" means the Internal Revenue Code of 1986, as amended.

                  (g) "Committee" shall have the meaning set forth in Section 3 of the Plan.

                  (h) "Common Stock" means the common stock, par value $.01 per share, of the Company.

                  (i) "Company" means U.S. Bioscience, Inc. a Delaware corporation.

                  (j) "Fair Market Value" of a share of Common Stock on any date means the average of the closing sales prices of a share of Common Stock on the American Stock Exchange (or


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such other national securities exchange on which the Common Stock may then be listed) for the ten trading days prior to the date of determination, as published in The Wall Street Journal or in any other publication selected by the Committee.

                  (k) "Non-employee Director" means a member of the Board of Directors who is not an employee of the Company or an Affiliate.

                  (l) "Option" means an option granted pursuant to the Plan to purchase shares of Common Stock. Options granted pursuant to the Plan shall not be incentive stock options as defined in Section 422 of the Code.

                  (m) "Optionee" means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

                  (n) "Option Document" means the document described in Section 7 of the Plan, which sets forth the terms and conditions of each Option grant.

                  (o) "Purchase Price" means the price at which Shares may be purchased upon exercise of an Option, as calculated pursuant to Section 7(a) of the Plan.

                  (p) "Shares" means the shares of Common Stock of the Company which are the subject of Options.
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         3. Administration of the Plan. The grant of Options under the Plan shall be automatic. The Plan shall be administered by the Board of Directors; however, the Board of Directors may designate a committee composed of two or more of its members to administer the Plan. Any such committee designated by the Board of Directors, and the Board of Directors itself in its administrative capacity with respect to the Plan, is referred to as the Committee.

                  (a) Meetings. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

                  (b) Interpretation. The Committee shall be authorized to interpret the Plan and the Options granted under the Plan and to make any determinations it believes necessary or advisable for the administration of the Plan. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final, binding and conclusive.

                  (c) Exculpation. No member of the Board of Directors shall be personally liable for monetary damages for any


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action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options under the Plan, provided that this Subsection 3(c) shall not apply to (i) any breach of such member's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law,
(iii) acts or omissions that would result in liability under Section 174 of the General Corporation Law of the State of Delaware, as amended, and (iv) any transaction from which the member derived an improper personal benefit.

                           (d)      Indemnification.  Service on the Committee
shall constitute service as a member of the Board of Directors of the Company. Each member of the Committee shall be entitled without further act on his or her part to indemnity from the Company to the fullest extent provided by applicable law and the Company's Certificate of Incorporation and/or By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of the action, suit or proceeding.

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         4. Shares Subject to Plan. The aggregate maximum number of Shares for which Options may be granted pursuant to the Plan is Fifty Thousand (50,000), subject to adjustment as provided in Section 9 of the Plan. The Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If an Option terminates or expires without having been fully exercised for any reason, the Shares for which the Option was not exercised may again be the subject of one or more Options granted pursuant to the Plan.

         5. Grant of Options.

                  (a) Day of Grant and Determination of Number of Shares. An Option shall be granted automatically, on the day after each Annual Meeting Date, to each Non-employee Director who shall have duly elected to receive options instead of Annual Fees in respect of the period of approximately one year, ending on the next Annual Meeting Date. The number of Shares subject to such an Option shall be equal to the nearest whole number of shares of Common Stock determined according to the following formula:

   Number of Shares        =   Amount of Annual Fees
                      ------------------------------------
                     (Fair Market Value - Purchase Price)
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For purposes of this formula, the Fair Market Value of a share of Common Stock shall be determined as of the date of the grant of the Option, and the Purchase Price of a Share subject to the Option shall be that determined in accordance with Section 7(a).

                  (b) Annual Elections. To elect to receive an Option instead of Annual Fees for services to be rendered during the period between successive Annual Meeting Dates, a Non-employee Director who is an incumbent member of the Board on a December 15 shall file a written election with the Secretary of the Company by such December 15 with respect to the period of approximately one year commencing on the next Annual Meeting Date. A person who is not a Non-employee Director on a December 15 and is, prior to the next Annual Meeting Date, nominated and upon election would become a Non-employee Director, may elect to receive an Option instead of Annual Fees for services to be rendered during the period of approximately one year commencing on such next Annual Meeting Date by filing a written election with the Secretary of the Company prior taking office as a Non-employee Director. Each election made under this Section 5(b) shall be irrevocable and in a form approved by the Committee.

                  (c) Limitations. The following limitations shall apply to the grant of Options pursuant to this Section 5:

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                           (i) No Options shall be granted pursuant to the Plan
prior to the day after the 1997 Annual Meeting Date.

                           (ii) If on any date on which Options are to be
granted to any Non-employee Directors pursuant to this Section 5 there is an insufficient number of shares of Common Stock available, pursuant to Section 4, for the grant of Options to all electing Non-employee Directors as provided in this Section 5, then the number of Shares subject to each Option granted pursuant to this Section 5 on such date shall equal the number of shares of Common Stock that otherwise would be subject to such Option except for this limitation, multiplied by a fraction, the numerator of which shall be the total number of shares of Common Stock then available pursuant to Section 4 for the grant of Options under the Plan and the denominator of which shall be the aggregate number of shares of Common Stock that otherwise would be subject to Options granted pursuant to this Section 5 on such date, such product to be rounded down to the nearest whole number. To the extent that this Section 5(c)(ii) reduces the number of Shares subject to an Option granted to a Non-employee Director pursuant to this Section 5 on any given date, the Non-employee Director's election of an Option instead of Annual Fees shall be ineffective to the same extent, and the Non-employee

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Director shall receive in cash that proportion of his or her Annual Fees which was not replaced by the Option.

         6. Term of the Plan. The Plan is effective as of December 11, 1996. No Option may be granted under the Plan after December 11, 2006.

         7. Option Documents and Terms. Each Option granted pursuant to the Plan shall for the number of Shares determined in accordance with Section 5(a) and shall be evidenced by an Option Document in such form as the Committee shall from time to time approve, which Option Document shall include the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan:

                  (a) Purchase Price. The Purchase Price of each Share shall be equal to 30% of the Fair Market Value of a share of Common Stock on the date the Option is granted, rounded to the nearest whole cent.

                           (b)      Exercise.  An Option shall be fully
exercisable at the Purchase Price six months after the grant of the Option, and may thereafter be exercised in whole or in part from time to time. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice

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of such exercise and payment in full of the Purchase Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased and shall (unless the Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933, as amended (the "Act")), contain the Optionee's acknowledgment in form and substance satisfactory to the Company that (a) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (b) the Optionee has been advised and understands that (i) the Shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (c) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (d) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed
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on the certificates. Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending (A) registration under federal or state securities laws, (B) the receipt of an opinion of counsel acceptable to the Company that an appropriate exemption from such registration is available,
(C) the listing or inclusion of the Shares on any securities exchange or an automated quotation system or (D) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this Subsection 7(b) has occurred.

                  (c) Medium of Payment. An Optionee shall pay the Purchase Price for Shares (i) in cash, (ii) by certified or cashier's check payable to the order of the Company, (iii) in whole or in part in shares of the Common Stock, or (iv) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. If payment is made in whole or in part in shares of the Company's Common Stock, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing the shares owned by


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such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is at least as great as the Purchase Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by the payment in shares of Common Stock, accompanied by stock powers duly endorsed in blank by the Optionee. In the event that certificates for shares of the Company's Common Stock delivered to the Company represent a number of shares in excess of the number of shares required to make payment for the Purchase Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Common Stock, the stock certificate issued to the Optionee shall represent (i) the Shares in respect of which payment is made, and (ii) such excess number of shares. Notwithstanding the foregoing, the Committee may impose from time to time such limitations and prohibitions on the use of shares of the Common Stock to exercise an Option as it deems appropriate.

                  (d) Termination of Options. No Option shall be exercisable after the first to occur of the following:

                           (i) the tenth anniversary of the date of grant; or
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                           (ii) the date, if any, set by the Board of Directors
as an accelerated expiration date in the event of the liquidation or dissolution of the Company.

                  (e) Transfers. An Option granted under the Plan may not be transferred, except by will or by the laws of descent and distribution, except as follows: If the terms of an Option specifically so permit, an Option may be transferred by the Optionee by bona fide gift, with no consideration for the transfer, to a lineal descendent, sibling, lineal descendent of a sibling, in each case whether by blood or adoption, a spouse or former spouse (collectively "family members"), to a trust for the benefit of one or more family members or to a partnership in which family members are the only partners. Notwithstanding the foregoing, an Option may be transferred pursuant to the terms of a "qualified domestic relations order," within the meaning of Sections 401(a)(13) and 414(p) of the Code or within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

                  (f) Amendment. Subject to the provisions of the Plan, the Committee shall have the right to amend any Option Documents issued to an Optionee, subject to the Optionee's consent if such amendment is not favorable to the Optionee, except that the

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consent of the Optionee shall not be required for any amendment made under
Subsection 7(d)(ii) or Section 8 of the Plan, as applicable.

         8. Change in Control. Notwithstanding anything to the contrary in any Option Document, upon a Change in Control, the exercise date of all Options then outstanding under the Plan and held by Optionees who are then members of the Board of Directors of the Company or an Affiliate shall automatically accelerate to the date of the Change of Control. Any amendment of this Section 8 which diminishes the rights of Optionees shall not be effective with respect to Options outstanding at the time of adoption of such amendment, whether or not such outstanding Options are then exercisable.

                  A "Change in Control" shall be deemed to have occurred if: (i) there has been a change in control of a nature that would be required, if the Company would be subject to reporting requirements under the Securities Exchange Act of 1934 (the "Exchange Act"), to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act or
Item 1 of Form 8-K promulgated under the Exchange Act; or (ii) any person, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other


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than any employee benefit plan (or related trust) sponsored or maintained by the
Company or any subsidiary of the Company, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power in the election of directors; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to have authority to cast at least a majority of the votes which all directors on the Board are entitled to cast, unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the votes entitled to be cast by the directors then still in office who were directors at the beginning of the period.

         9. Adjustments on Changes in Capitalization. The aggregate number of Shares and class of shares as to which Options may be granted hereunder, the number and class or classes of shares covered by each outstanding Option and the Option Price thereof shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the


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Common Stock and/or, if appropriate, other outstanding equity securities or a recapitalization or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company which are convertible into Common Stock) affecting the Common Stock which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Section, and any such determination by the Committee shall be final, binding and conclusive.

         10. Amendment and Termination of the Plan. The Board of Directors of the Company may amend the Plan from time to time in such manner as it may deem advisable, and may terminate the Plan at any time as it may deem advisable. If the Plan is terminated after an election has been made pursuant to Section 5(b) but before the related Option has been granted, the Option shall not be granted and the Non-employee Director shall receive his or her Annual Fees in cash instead. If the Plan is amended after an election has been made pursuant to
Section 5(b) but before the related Option has been granted, such amendment shall be effective with respect to such election in the manner contemplated by such amendment.

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         11. No Commitment to Retain. The grant of an Option pursuant to the
Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Optionee as a member of the Company's Board of Directors or in any other capacity.

         12. Withholding of Taxes. Whenever the Company proposes or is required to deliver or transfer Shares in connection with the exercise of an Option, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or (b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities. The Company's obligation to make any delivery or transfer of Shares shall be conditioned on the Optionee's compliance, to the Company's satisfaction, with any withholding requirement.

         13. Interpretation. The Plan is intended to enable transactions under the Plan to satisfy the conditions of Rule 16b-3 (adopted under the Securities and Exchange Act of 1934, as amended) or any successor provision; to the extent that any


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provision of the Plan, or any provisions of any Option granted pursuant to the
Plan, would cause a conflict with such conditions or would cause the administration of the Plan as provided in Section 3 to fail to satisfy the conditions of Rule 16b-3, such provision shall be deemed null and void to the extent permitted by applicable law.